UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

DIVALL INSURED INCOME PROPERTIES 2, L.P.

(Exact name of registrant as specified in its charter)

Wisconsin	000-17686	39-1606834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 Main Street, Suite 1830

Kansas City, Missouri 64105

(Address of principal executive offices)

(816) 421-7444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 8 – Other Events

Item 8.01 Other Events.

The holders of a majority of the outstanding limited partnership interests of DiVall Insured Income Properties 2 Limited Partnership (the “Partnership”) previously approved by written consent the sale of substantially all of the Partnership’s properties pursuant to a sealed bid process and the subsequent liquidation and dissolution of the Partnership (the “Transaction”). Under the sealed bid Procedure Terms and Conditions (the “Procedure”) communicated to all prospective bidders, the deadline for submitting bids complying with the Partnership’s Procedure was September 28, 2018 (the “Bid Deadline”).

On October 2, 2018, the General Partner determined that no bid response received by the Bid Deadline satisfied the terms and conditions of the Procedure. Accordingly, the General Partner has determined it is in the best interests of the Partnership to suspend its efforts with respect to consummating the Transaction and the sealed bid process has been terminated due to failure to receive a compliant bid.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DiVall Insured Income Properties 2, LP
(Registrant)

Date: October 5, 2018	By:	/s/ Lynette L. DeRose
Lynette L. DeRose
Chief Financial Officer

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